                                                                     EXHIBIT 4.1


                          STOCK SUBSCRIPTION AGREEMENT

                                  BY AND AMONG

                        VOICESTREAM WIRELESS CORPORATION,

                      HUTCHISON TELECOMMUNICATIONS LIMITED

                                       AND

                 HUTCHISON TELECOMMUNICATIONS PCS (USA) LIMITED

                              DATED: June 23, 1999

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ARTICLE 1 - DEFINITIONS......................................................................1

ARTICLE 2 - PURCHASE AND EXCHANGE OF STOCK, CLOSING..........................................3

  2.01  Purchase and Exchange of Stock.......................................................3

    (a)   Purchase...........................................................................3
    (b)   Exchange...........................................................................4

  2.02  Closing..............................................................................4

    (a)   Closing Date.......................................................................4
    (b)   Location...........................................................................4

ARTICLE 3 - COVENANTS AND AGREEMENTS.........................................................4

  3.01  Covenant of the Company..............................................................5

  3.02  Covenant of the Investor.............................................................5

  3.03  HSR Act..............................................................................5

  3.04  FCC Consent..........................................................................5

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES...................................................5

  4.01  Representations and Warranties of the Company........................................6

    (a)   Due Organization...................................................................6
    (b)   Power and Authority No Violation...................................................6
    (c)   Legal Matters......................................................................6
    (d)   Truth and Correctness..............................................................7
    (e)   Purchased Shares...................................................................7
    (f)   Investment Company Act.............................................................7
    (g)   No Brokers.........................................................................7
    (h)   Reports and Financial Statements...................................................7
    (i)   No Material Adverse Effect on the Company..........................................8

  4.02  Representations and Warranties of the Investor.......................................8

    (a)   Due Organization...................................................................8
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    (b)   Power and Authority No Violation...................................................8
    (c)   Legal Matters......................................................................8
    (d)   Securities Representation..........................................................9
    (e)   Investment Company Act............................................................10
    (f)   Truth and Correctness.............................................................10
    (g)   No Brokers........................................................................10
    (h)   No Interest in FCC Licenses.......................................................10

ARTICLE 5 - CONDITIONS TO OBLIGATIONS.......................................................10

  5.01  Conditions to the Obligation of the Company.........................................10

    (a)   Representations and Warranties True...............................................10
    (b)   HSR Act...........................................................................11
    (c)   Purchase Price; Exchange..........................................................11
    (d)   Resolutions.......................................................................11
    (e)   No New Statutes...................................................................11
    (f)   Omnipoint Merger Agreement........................................................11

  5.02  Conditions to the Obligation of the Investor........................................11

    (a)   Representations and Warranties True...............................................11
    (b)   HSR Act...........................................................................12
    (c)   Stock Certificates................................................................12
    (d)   Resolutions.......................................................................12
    (e)   No New Statutes...................................................................12
    (f)   Omnipoint Merger Agreement........................................................12

ARTICLE 6 - MISCELLANEOUS...................................................................12

  6.01  Expenses............................................................................12

  6.02  Equitable Remedies..................................................................12

  6.03  Notices.............................................................................13

  6.04  Entire Agreement....................................................................15

  6.05  Remedies Cumulative.................................................................15

  6.06  Governing Law.......................................................................15

  6.07  Counterparts........................................................................15

  6.08  Waivers.............................................................................15

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  6.09  Successors and Assigns..............................................................15

  6.10  Further Assurances..................................................................15

  6.11  Disclosures.........................................................................15

  6.12  Termination.........................................................................15

    (a)   Events Triggering Termination.....................................................16
    (b)   No Further Obligation.............................................................16

  6.13  Jurisdiction; Consent to Service of Process.........................................16

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                                       iii

                          STOCK SUBSCRIPTION AGREEMENT

               STOCK SUBSCRIPTION AGREEMENT, dated June 23, 1999 (the "Agreement"), by and among VOICESTREAM WIRELESS HOLDING CORPORATION, a Delaware corporation (the "Company"), Hutchison Telecommunications Limited, a Hong Kong corporation ("HTL") and Hutchison Telecommunications PCS (USA) Limited, a British Virgin Islands corporation (the "Investor").

                                   WITNESSETH:

               WHEREAS, the Company is engaged in the communications business in the United States;

               WHEREAS, Investor is a wholly-owned subsidiary of HTL, and, after giving effect to the consummation of the transactions contemplated by the Omnipoint Merger Agreement, will be a stockholder of the Company;

               WHEREAS, upon the terms and conditions set forth in this Agreement, the Company has determined to issue and sell, and the Investor has determined to purchase, for an aggregate purchase price of Eight Hundred Seven Million ($807,000,000) Dollars in cash and the exchange of shares of Omnipoint Preferred Stock (as defined below) or shares of Omnipoint Common Stock (as defined below) into which shares of Omnipoint Preferred Stock shall have been converted, shares of Common Stock without par value, of the Company (the "Common Stock") and shares of 2_% Convertible Junior Preferred Stock, without par value, of the Company (the "Junior Preferred Stock").

               NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

               Unless the context otherwise requires, the terms defined hereunder shall have the meanings therein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. For purposes of this Agreement:

               "Affiliate" shall mean, with respect to any party hereto, any corporation or other business entity which directly or indirectly through stock ownership or through any other arrangement either controls, is controlled by or is under common control with, such party. The term "control" shall mean the power to direct the affairs of such person by reason of ownership of voting stock or other equity interests, by contract or otherwise.

                "Agreement" shall have the meaning set forth in the preamble hereof.

                "Beneficially Own" shall have the meaning set forth in Rider 13d-3 of the Exchange Act.

                "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday in New York, New York, Seattle, Washington or Hong Kong or any other day on which commercial banks in those locations are authorized by law or governmental decree to close.

                "Closing" shall have the meaning set forth in Section 2.02.

                "Closing Date" shall have the meaning set forth in Section 2.02.

                "Common Stock" shall have the meaning set forth in the preamble hereof.

                "Company" shall have the meaning set forth in the preamble hereof.

                "Dollar" or "$" shall mean the basic unit of the lawful currency of the United States of America.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, and any similar or successor Federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.

                "Exchanged Shares" shall have the meaning set forth in Section 2.01(b).

                "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                "Investor" shall have the meaning set forth in the preamble hereof.

                "Junior Preferred Stock" shall have the meaning set forth in the preamble hereof.

                "Liens" shall mean any lien, claim, security interest, charge, encumbrance or title retention agreement of any nature.

                "Material Adverse Effect on the Company" shall mean a material adverse effect on the financial condition, operations or business of the Company and its subsidiaries, taken as a whole, or the ability of the Company to enter into and consummate the transactions contemplated by this Agreement in accordance with its terms.

                "Omnipoint" shall mean Omnipoint Corporation, a Delaware corporation.

                "Omnipoint Common Stock" shall mean Common Stock, $0.01 par value, of Omnipoint.

                "Omnipoint Exchange" shall have the meaning set forth in Section 2.01(b).

                "Omnipoint Merger Agreement" shall mean the Agreement and Plan of Reorganization, dated as of June 23, 1999, by and among the Company, VoiceStream Wireless Corporation, a Washington corporation, and Omnipoint Corporation, a Delaware corporation.

                "Omnipoint Preferred Stock" means Series A Non-Voting Convertible Preferred Stock, $0.01 par value, of Omnipoint.

                "Person" shall mean any general or limited partnership, corporation, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and heirs, executors, administrators, legal representatives, successors and assigns of such person.

                "Purchase Price" shall have the meaning set forth in Section 2.01(a).

                "Purchased Shares" shall have the meaning set forth in Section 2.01(a).

                "SEC" shall mean the Securities and Exchange Commission or its successors.

                "Securities Act" shall mean the Securities Act of 1933, and any similar or successor Federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.

                When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of a gender herein shall be deemed to include the neuter, masculine and feminine genders whenever necessary or appropriate. Whenever the word "herein" or "hereof' is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular Section of this Agreement unless expressly stated otherwise.

                                    ARTICLE 2

                     PURCHASE AND EXCHANGE OF STOCK; CLOSING

                2.01   Purchase and Exchange of Stock.

                (a) Purchase. The Investor hereby subscribes for and agrees to purchase from the Company, and the Company hereby accepts the Investor's subscription for and agrees to sell to the Investor, for an aggregate purchase price of Eight Hundred Seven Million ($807,000,000) Dollars, shares of Common Stock for a purchase price (in Dollars) per share equal to Twenty Nine ($29.00) Dollars and shares of Junior Preferred Stock for a purchase price (in Dollars) per share equal to One Hundred Thousand ($ 100,000.00) Dollars (collectively, the "Purchased Shares"). The aggregate purchase price for all Purchased Shares is Eight Hundred Seven Million

($807,000,000) Dollars and is hereinafter referred to as the "Purchase Price." The Investor should have the right, exercisable by written notice given to the Company at least five (5) days prior to the Closing Date, to elect an allocation between the number of shares of Common Stock and Junior Preferred Stock to be purchased at the Closing; provided, however, that (i) the Investor agrees that after giving effect to such election, the transactions contemplated by the Omnipoint Merger Agreement, the Omnipoint Exchange and any other issuances of Common Stock by the Company prior to the Closing Date, the Investor's ownership of Common Stock on the Closing Date shall not be less than 18.6%, and (ii) such election by the Investor shall not reduce or alter the Purchase Price required to be paid by the Investor to the Company on the Closing Date. In the absence of any such election, the Investor shall be deemed to have elected to acquire that number of shares of Common Stock as shall result in the Investor's ownership of Common Stock on the Closing Date, after giving effect to such purchase, the transactions contemplated by the Omnipoint Merger Agreement, the Omnipoint Exchange and any other issuances by the Company prior to the Closing Date, being 18.6%. HTL hereby irrevocably and unconditionally agrees to cause the Investor to perform its obligations (including causing or enabling it to make the payment of the Purchase Price) hereunder.

               (b) Exchange. On the Closing Date, Investor shall exchange (the "Omnipoint Exchange") all shares of Omnipoint Preferred Stock previously purchased by it (or, if any of such Omnipoint Preferred Stock shall previously have been converted by it, both (i) the shares of Omnipoint Common Stock received upon conversion thereof and (ii) any Omnipoint Preferred Stock which shall not have been so converted) for, and the Company shall issue in exchange therefor, 5,172,413 shares of Common Stock (such number to be proportionately reduced if the aggregate liquidation value of all Omnipoint Preferred Stock purchased by Investor shall be less than $150,000,000) (the "Exchanged Shares").

               2.02   Closing.

               (a) Closing Date. Consummation of the transactions contemplated hereby (the "Closing") shall take place, subject to the satisfaction (or express written waiver) of all conditions to the Closing under Article 5 hereof, simultaneously with the consummation of the transactions contemplated by the Omnipoint Merger Agreement. The date on which the Closing takes place shall be referred to herein as the "Closing Date."

               (b) Location. The Closing shall take place at 11:00 A.M. on the Closing Date, at the offices of the Company located at 3650 13 1st Avenue SE, Bellevue, Washington 98006 or at such other place as the parties hereto shall agree. At the Closing the Company shall, upon receipt of the Purchase Price by wire transfer of immediately available funds to the account specified therefor by the Company, promptly deliver to the Investor duly executed and issued stock certificates evidencing the Purchased Shares.

                                    ARTICLE 3

                            COVENANTS AND AGREEMENTS


               3.01 Covenant of the Company. From and after the execution and delivery of this Agreement to and including the Closing Date, the Company shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms hereof.

               3.02 Covenant of the Investor. From and after the execution and delivery of this Agreement to and including the Closing Date, the Investor shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms hereof.

               3.03 HSR Act. It is understood that the consummation of this transaction may be subject to the filing with the Federal Trade Commission and the Antitrust Division of the Department of Justice of all reports and notifications which are required under the HSR Act and the expiration or termination of certain applicable waiting periods under the HSR Act without objection by such authorities. If required, HTL, the Investor and the Company shall file, or cause to be filed, with the Federal Trade Commission and the Antitrust Division of the Department of Justice any and all such reports or notifications and any other filings required under any other Federal law or administrative regulations in connection with the purchase of the Purchased Shares under this Agreement. Further, the Investor shall not be entitled to make an election to purchase shares of Common Stock pursuant to Section 2.01(a) that would result in the ownership by the Investor of more than 18.6% of the Common Stock unless the HSR Act shall have been complied with and all applicable waiting periods thereunder shall have expired or been terminated.

               3.04 FCC Consent. The consummation of the transactions contemplated hereby may be subject to the prior approval or waiver of the FCC and one or more state regulatory commissions. The parties shall use their best efforts to file with the FCC and any relevant state regulatory commissions, to the extent the prior approval or waiver of the FCC or of such regulatory commissions shall be required, as soon as practicable following the date hereof and in no event later than ten (10) Business Days from the date hereof, an application requesting the approval or waiver of the FCC and of any such regulatory commissions to the transactions contemplated hereby. Each of the parties hereto shall diligently take or cooperate in the taking of all steps which are necessary or appropriate to expedite the prosecution and favorable consideration of such applications. The parties covenant and agree to undertake all actions reasonably requested by the FCC or other regulatory commission and to file such material as shall be necessary or required to obtain any necessary approvals or waivers or other authority from the FCC or such state commissions in connection with the foregoing applications.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES


               4.01 Representations and Warranties of the Company. The Company represents and warrants to the Investor, which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions herein contemplated, as follows:

               (a) Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (b) Power and Authority No Violation. The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company will, with or without the giving of notice or the passage of time, or both, (i) conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien, pursuant to (A) any provision of the certificate of incorporation, by-laws, stockholders agreements or other constituent documents of the Company; (B) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which the Company is a party or by which the Company or its property may be bound or affected; or (C) any law, order, judgment, ordinance, rule, regulation or decree to which the Company is a party or by which it or its property is bound or affected; or (ii) give rise to any right of first refusal or similar right with respect to any interest, or any properties or assets, of the Company. No permit, consent, approval, authorization, qualification or registration of, or declaration to or filing with any governmental or regulatory authority or agency or third party is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby in order to (A) render this Agreement or the transactions contemplated hereby or thereby valid and effective and (B) enable the Company to sell the Purchased Shares (including shares of Common Stock into which shares of the Junior Preferred Stock may be converted) and the Exchanged Shares.

               (c) Legal Matters. There is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of the Company threatened, against or relating to the right of the Company to perform its obligations under this Agreement, nor does the Company know or have reason to be aware of any basis for the same. There is outstanding no order, writ, injunction, judgment or decree of any court, governmental agency or arbitration tribunal which would individually or in the aggregate impair in any material respect the performance of the obligations of the Company hereunder or the consummation of the transactions contemplated by this Agreement other than orders or decrees involving the wireless telephone industry in general.

               (d) Truth and Correctness. No representation or warranty by the Company in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading.

               (e) Purchased Shares. The Purchased Shares (including shares of Common Stock into which shares of the Junior Preferred Stock may be converted) and the Exchanged Shares (i) have been duly authorized by all necessary corporate action on the part of the Company, (ii) shall be (when issued in accordance with the terms of this Agreement) validly issued and outstanding, fully paid and nonassessable, and (iii) shall not be subject to any preemptive rights of the holders of any other class or series of the capital stock of the Company. At the Closing, the Purchased Shares and the Exchanged Shares shall be free and clear of all Liens, with the exception of any restrictions on transferability under the Securities Act or any securities laws of any jurisdiction.

               (f) Investment Company Act. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (g) No Brokers. No agent, broker, investment banker, Person or firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement based in any way on any arrangements, agreements or understandings made by or on behalf of the Company or an Affiliate thereof, and the Company hereby agrees to indemnify the Investor and agrees to hold harmless the Investor against and in respect of any claims for brokerage and other commissions relating to such transactions based in any way on any arrangements, agreements or understandings made by or on behalf of the Company or an Affiliate thereof.

               (h) Reports and Financial Statements. The Company has filed all reports required to be filed with the SEC since the date hereof, (collectively, including all exhibits thereto, the "SEC Reports"). None of such SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. All such SEC Reports, as of their respective dates (as amended through the date hereof), complied in all material respects with the requirements of the Exchange Act.

               (i) No Material Adverse Effect on the Company. During the period since the date hereof, there has not been any change or event which would have a Material Adverse Effect on the Company.

               4.02 Representations and Warranties of the Investor. Each of HTL and the Investor, jointly and severally, represents and warrants to the Company, which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions herein contemplated, as follows:

                        (a) Due Organization. HTL is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

                        (b) Power and Authority No Violation. Each of HTL and the Investor has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of HTL and the Investor and this Agreement constitutes a legal, valid and binding obligation of HTL and the Investor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby by HTL or the Investor will, with or without the giving of notice or the passage of time, or both, (i) conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien, pursuant to (A) any provision of the memorandum and articles of association, certificate of incorporation, by-laws, stockholders agreements or other constituent documents of HTL or the Investor; (B) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which HTL or the Investor is a party or by which it or its property may be bound or affected; or (C) any law, order, judgment, ordinance, rule, regulation or decree to which HTL or the Investor is a party or by which it or its property is bound or affected; or (ii) give rise to any right of first refusal or similar right with respect to any interest, or any properties or assets, of HTL or the Investor. No permit, consent, approval, authorization, qualification or registration of, or declaration to or filing with any governmental or regulatory authority or agency or third party is required to be obtained or made by HTL or the Investor in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to (A) render this Agreement or the transactions contemplated hereby valid and effective and (B) enable the Investor to purchase the Purchased Shares (including shares of Common Stock into which shares of the Junior Preferred Stock may be converted) and the Exchanged Shares.

                        (c) Legal Matters. There is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of HTL or the Investor threatened, against or relating to HTL's or the Investor's right to perform its obligations under this Agreement, nor does HTL or the Investor know or have reason to be aware of any basis for the same. There is outstanding no order, writ, injunction, judgment or decree of any court, governmental agency or arbitration tribunal which would individually or in the aggregate impair in any material respect the performance of HTL's or the Investor's obligations hereunder or the consummation of the transactions contemplated by this Agreement other than orders or decrees involving the wireless telephone industry in general.

                        (d) Securities Representation. Each of HTL and the Investor acknowledges that: (i) it is not a United States person (as defined in Regulation S under the Securities Act) and, in determining to make its purchase hereunder, has made its buying decision outside the United States; (ii) it is an accredited investor (as defined in Rule 501 under the Securities Act); (iii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investing in the Company as contemplated hereby or, alternatively, that it has engaged the services of a representative who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the proposed investment and who has reviewed the proposed investment on its behalf; (iv) the Purchased Shares (including shares of Common Stock into which shares of the Junior Preferred Stock may be converted) being delivered by the Company to the Investor have not been registered under the Securities Act or under the securities laws of any state in reliance upon Federal and state exemptions for offshore transactions or transactions not involving a public offering and are not being acquired with a view to the distribution thereof except pursuant to a registration statement in compliance with Federal and state securities laws or an exemption therefrom; (v) the Purchased Shares (including shares of Common Stock into which shares of the Junior Preferred Stock may be converted) and the Exchanged Shares must be held by the Investor indefinitely unless subsequently so registered or if an exemption from such registration is available; and (vi) it has received information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Purchased Shares (including shares of Common Stock into which shares of the Junior Preferred Stock may be converted) and the Exchanged Shares. The Investor agrees that the share certificate(s) which the Investor receives from the Company (including shares of Common Stock into which shares of the Junior Preferred Stock may be converted) shall be legended with the following legend:

             "THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE ACT), EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER."

The share certificate(s) of Junior Preferred Stock which the Investor receives from the Company shall also be legended with the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED TO ANY PERSON OTHER THAN TO CERTAIN AFFILIATES OF THE REGISTERED HOLDER AND AS PERMITTED BY THE CERTIFICATE OF DESIGNATION FOR THE SHARES OF 2_% CONVERTIBLE JUNIOR PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE."

               (e) Investment Company Act. Neither HTL nor the Investor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (f) Truth and Correctness. No representation or warranty by HTL or the Investor in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading.

               (g) No Brokers. No agent, broker, investment banker, Person or firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement based in any way on any arrangements, agreements or understandings made by or on behalf of either HTL or the Investor or an Affiliate thereof, and each of HTL and the Investor hereby agrees to indemnify the Company and agrees to hold harmless the Company against and in respect of any claims for brokerage and other commissions relating to such transactions based in any way on any arrangements, agreements or understandings made by or on behalf of either HTL or the Investor or an Affiliate of HTL or the Investor.

               (h) No Interest in FCC Licenses. Neither HTL nor any of its subsidiaries has any license to provide or is providing, or owns, directly or indirectly, any interest in any entity which has a license to provide or which is providing, commercial mobile radio services in the United States.

                                    ARTICLE 5

                            CONDITIONS TO OBLIGATIONS

               5.01 Conditions to the Obligation of the Company. The obligation of the Company to perform, fulfill or carry out its agreements, undertakings and obligations herein made or expressed to be performed, fulfilled or carried out on the Closing Date is and shall be subject to fulfillment of or compliance with, on or prior to the Closing Date, the following conditions precedent, any of which may be waived by the Company in its sole discretion, in whole or in part:

               (a) Representations and Warranties True. Each of HTL's and the Investor's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the time of the Closing Date and shall then be true in all material respects. Each of HTL and the Investor shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing Date. The Company shall have been furnished with a certificate of each of HTL and the Investor signed by one of its senior executive officers, dated the Closing Date, certifying to the fulfillment of the foregoing conditions by it and to the truth and correctness in all material respects, except for changes contemplated by this Agreement, as of the Closing Date, of the representations and warranties made by it contained herein and the satisfaction on the part of HTL and the Investor of all conditions to the obligations of the Company under this Section 5.01.

                (b) HSR Act. The waiting periods, if applicable, of the HSR Act shall have expired or been terminated.

                (c) Purchase Price; Exchange. The Investor shall have delivered the Purchase Price to the Company as required hereunder and shall have exchanged, as applicable, the Omnipoint Preferred Stock and the Omnipoint Common Stock as provided in Section 2.01(b).

                (d) Resolutions. The Company shall have been furnished with certified copies of the resolutions duly adopted by the boards of directors of HTL and the Investor authorizing the execution, delivery and performance of this Agreement.

                (e) No New Statutes. No statute, rule or regulation shall have been enacted by any state or Federal government or governmental agency in the United States or Hong Kong which would render the consummation of this Agreement unlawful.

                (f) Omnipoint Merger Agreement. The transactions contemplated by the Omnipoint Merger Agreement shall have been, or simultaneously with the consummation of the transactions contemplated hereby shall be, consummated in accordance with its terms.

                 5.02 Conditions to the Obligation of the Investor. The obligation of each of HTL and the Investor to perform, fulfill or carry out its agreements, undertakings and obligations herein made or expressed to be performed, fulfilled or carried out on the Closing Date is and shall be subject to fulfillment of or compliance with, on or prior to the Closing Date, the following conditions precedent, any of which may be waived by HTL or the Investor, in its sole discretion, in whole or in part:

                (a) Representations and Warranties True. Each of the Company's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the time of the Closing Date and shall then be true in all material respects. The Company shall have performed and complied in all material respects, with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing Date. HTL and the Investor shall have been furnished with a certificate of the Company signed by one of its senior executive officers, dated the Closing Date, certifying to the fulfillment of the foregoing conditions by it and to the truth and correctness in all material respects, except for changes contemplated by this Agreement, as of the Closing Date, of the representations and warranties of made by it contained herein and the satisfaction on the part of the Company of all conditions to the obligations of the Investor under this Section 5.02.

                (b) HSR Act. The waiting periods, if applicable, of the HSR Act shall have expired or been terminated.

                (c) Stock Certificates. The Company shall have delivered to the Investor duly executed and issued stock certificates representing the Purchased Shares and the Exchanged Shares.

                (d) Resolutions. The Company shall have delivered to HTL and the Investor a certified copy of the resolution or resolutions duly adopted by its board of directors authorizing the execution, delivery and performance of this Agreement.

                (e) No New Statutes. No statute, rule or regulation shall have been enacted by any state or Federal government or governmental agency in the United States or Hong Kong which would render the consummation of this Agreement unlawful.

                (f) Omnipoint Merger Agreement. The transactions contemplated by the Omnipoint Merger Agreement shall have been, or simultaneously with the consummation of the transactions contemplated hereby shall be, consummated in accordance with its terms; provided, however, that the written consent of the Investor shall be required in the event that (x) the Company agrees to increase the consideration payable to the stockholders of Omnipoint pursuant to the Omnipoint Merger Agreement, or (y) the Board of Directors of the Company determines that the Company will elect to consummate the Omnipoint Merger Agreement, notwithstanding the existence of a matter involving an Omnipoint Material Adverse Effect as a result of which a condition to the obligations of the Company under Section 9.2 of the Omnipoint Merger Agreement (as in effect on the date hereof) has not been satisfied.

                                    ARTICLE 6

                                  MISCELLANEOUS

                6.01 Expenses. Each party shall bear its own expenses incident to the negotiation, preparation, authorization and consummation of this Agreement and the transactions contemplated hereby, including all fees and expenses of its counsel and accountants, whether or not such transactions are consummated.

                6.02 Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms of the provisions or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not assert, as a defense against a claim for specific performance, that the party seeking specific performance has an adequate remedy at law.

               6.03 Notices. All notices, claims and other communications hereunder shall be in writing and shall be made by hand delivery, registered or certified mail (postage prepaid, return receipt requested), facsimile, or overnight air courier guaranteeing next day delivery

                     (a)     if to the Company, to it at:

                             VoiceStream Wireless Corporation

                             3650 131st Avenue, SE
                             Bellevue, Washington  98006
                             Attention: Alan R. Bender, Esq.
                             Facsimile No.:  425-586-8080

                             with a copy (which shall not constitute notice) to:

                             Friedman Kaplan & Seiler LLP
                             875 Third Avenue
                             New York, New York 10022
                             Attention: Barry A. Adelman, Esq.
                             Facsimile No.: 212-355-6401

                      (b)    if to HTL, to it at:

                             Hutchison Telecommunications Limited
                             22nd Floor, Hutchison
                             10 Harcourt Road
                             Hong Kong
                             Attention: Ms. Edith Shih
                             Facsimile No.: 852-2128-1778

                             with a copy (which shall not constitute notice) to:

                             Dewey Ballantine, LLP
                             Suite 3907
                             Asia Pacific Finance Tower
                             Citibank Plaza, 3 Garden Road
                             Central Hong Kong
                             Attention: John A. Otoshi, Esq.
                             Facsimile No.: 852-2509-7088

                      (c)    If to the Investor, to it at :

                             Hutchison Telecommunications PCS (USA) Limited c/o Offshore Incorporations Limited
                             P.O. Box 957
                             Offshore Incorporations Centre
                             Road Town, Tortola
                             British Virgin Islands
                             Telephone No.: 809-494-2233
                             Facsimile No.: 809-494-4885

                      with a copy to:

                             Hutchison Telecommunications Holdings (USA) Limited 22nd Floor, Hutchison
                             10 Harcourt Road
                             Hong Kong
                             Attention: Ms. Edith Shih
                             Facsimile No.: 852-2128-1778

                      with copies (which shall not constitute notice) to:

                             Hutchison Telecommunications Limited
                             22nd Floor, Hutchison
                             10 Harcourt Road
                             Hong Kong
                             Attention: Ms. Edith Shih
                             Facsimile No.: 852-2128-1778

                             and

                             Dewey Ballantine, LLP
                             Suite 3907
                             Asia Pacific Finance Tower
                             Citibank Plaza, 3 Garden Road
                             Central Hong Kong
                             Attention: John A. Otoshi, Esq.
                             Facsimile No.: 852-2509-7088

or at such other address as any party may from time to time furnish to the other parties by a notice given in accordance with the provisions of this Section
6.03. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, first class postage prepaid, return receipt requested, if mailed; when receipt is confirmed, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by an overnight air courier service guaranteeing next day delivery.

               6.04 Entire Agreement. This Agreement, together with the Exhibits annexed hereto, contains the entire understanding among the parties hereto concerning the subject matter hereof and this Agreement may not be changed, modified, altered or terminated except by an agreement in writing executed by the parties hereto. Any waiver by any party of any of its rights under this Agreement or of any breach of this Agreement shall not constitute a waiver of any other rights or of any other or future breach.

               6.05 Remedies Cumulative. Except as otherwise provided herein, each and all of the rights and remedies in this Agreement provided, and each and all of the rights and remedies allowed at law and in equity in like case, shall be cumulative, and the exercise of one right or remedy shall not be exclusive of the right to exercise or resort to any and all other rights or remedies provided in this Agreement or at law or in equity.

               6.06 Governing Law. This Agreement shall be construed in accordance with and subject to the laws and decisions of the State of New York applicable to contracts made and to be performed entirely therein.

               6.07 Counterparts. This Agreement may be executed in several counterparts hereof, and by the different parties hereto on separate counterparts hereof, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

               6.08 Waivers. No provision in this Agreement shall be deemed waived except by an instrument in writing signed by the party waiving such provision.

               6.09 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns; provided, however, that except as otherwise expressly set forth in this Agreement neither the rights nor the obligations of either party may be assigned or delegated without the prior written consent of the other parties.

               6.10 Further Assurances. The Investor shall, at the request of the Company, and the Company shall, at the request of the Investor, from time to time, execute and deliver such other assignments, transfers, conveyances and other instruments and documents and do and perform such other acts and things as may be reasonably necessary or desirable for effecting complete consummation of this Agreement and the transactions herein contemplated.

               6.11 Disclosures. No public announcement by any party hereto with regard to the transactions contemplated hereby or the material terms hereof shall be issued by any party without the mutual prior consent of the other parties, except that in the event the parties are unable to agree on a press release and legal counsel for one party is of the opinion that such press release is required by law and such party furnishes the other party a written opinion of outside legal counsel, or other counsel reasonably acceptable to the party being furnished such opinion, to that effect, then such party may issue the legally required press release.

               6.12   Termination.

                (a) Events Triggering Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, without further obligation of the Company, HTL or the Investor, at any time prior to the Closing Date as follows:

                        (i) by mutual written consent duly authorized by the boards of directors of the Company, HTL and the Investor; or

                        (ii) by the Company, HTL or the Investor if the Omnipoint Merger Agreement shall have been terminated and the transactions contemplated thereby abandoned; or

                        (iii) by the Company, HTL or the Investor if the consummation of the transactions contemplated hereby shall be prohibited by a final, non-appealable order, decree or injunction of a court of competent jurisdiction.

                (b) No Further Obligation. In the event of a termination of this Agreement, no party hereto shall have any liability or further obligation to any other party to this Agreement except that nothing herein will relieve any party from liability for any breach of this Agreement.

                6.13 Jurisdiction; Consent to Service of Process. The Investor hereby irrevocably appoints United Corporate Services, Inc., at its office at 10 Bank Street, White Plains, New York 10606, United States of America, and the Company hereby irrevocably appoints United Corporate Services, Inc., at its office at 10 Bank Street, White Plains, New York 10606, United States of America, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising in connection with this Agreement, and upon whom such process may be served, with the same effect as if such party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claim of error by reason of such service, provided, however that in the case of any service upon such agent and attorney, the party effecting such service shall also deliver a copy thereof to the other party at the address and in the manner specified in Section 6.03. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, such party will appoint a successor agent and attorney in New York, reasonably satisfactory to the other party, with like powers. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and any court of the State of New York located in the City of New York in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein), provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 6.13 and shall not be deemed to be a general submission to the jurisdiction of said courts or the State of New York other than for such purpose.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                   VOICESTREAM WIRELESS HOLDING
                                   CORPORATION

                                    By:
                                        -----------------------------------
                                           Name
                                           Title:

                                    HUTCHISON TELECOMMUNICATIONS
                                    LIMITED
                                        -----------------------------------
                                    By:
                                           Name:
                                           Title:

                                    HUTCHISON TELECOMMUNICATIONS PCS
                                    (USA) LIMITED

                                    By:
                                        -----------------------------------
                                           Name:
                                           Title:

                                   Schedule I

    Certificate of Designation for 2 1/2% Convertible Junior Preferred Stock